EXHIBIT 21.1


                    Subsidiaries of the Small Business Issuer
                    -----------------------------------------


Name                                                    State of Incorporation
----                                                    ----------------------

Braemar, Inc.                                           North Carolina

Carolina Medical, Inc.                                  Minnesota

Advanced Biosensor Inc.                                 Delaware

Agility Centralized Research Services, Inc.             Minnesota